PRESS RELEASE

Exhibit 99.2

JDS UNIPHASE ANNOUNCES FOURTH QUARTER RESULTS

        Ottawa, Ontario, and San Jose, California, July 26, 2001 – JDS Uniphase Corporation (Nasdaq: JDSU and TSE: JDU) today reported sales of $3.2 billion for its fiscal year ended June 30, 2001 and sales of $601 million for its fourth quarter.

        Sales for the fourth quarter ended June 30, 2001 were 35% below sales of $920 million for the quarter ended March 31, 2001 and 6% lower than pro forma combined sales of $641 million for the quarter ended June 30, 2000. Sales for the fiscal year ended June 30, 2001 of $3.2 billion were 83% above pro forma combined sales of $1.8 billion for the prior fiscal year. Pro forma combined sales for the prior fiscal year periods include the separately reported results of E-TEK Dynamics, Inc., which was acquired on June 30, 2000 in a transaction accounted for as a purchase, but exclude sales of SDL, Inc. which was acquired on February 13, 2001 in a transaction accounted for as a purchase.

        “Fiscal year 2001 began as a period of rapid expansion for JDS Uniphase but concluded with a severe industry downturn. Our response to this downturn in the market was immediate and determined. Through our Global Realignment Program, we are taking decisive steps to modify our cost structure and reduce our expenditures to respond to the current industry environment while strengthening our financial position,” said Jozef Straus, Co-Chairman, President and CEO. “We continue to work aggressively to support our customers’ current product needs and will continue to dedicate engineering talent and capital to research and development activities for their future product needs. While this downturn is very difficult, we believe that our focus on customer engagement, new products, a lower cost structure and greater financial strength will allow JDS Uniphase to emerge even stronger when industry growth resumes.”

Global Realignment Program

JDS Uniphase has been implementing a Global Realignment Program in response to the severe industry downturn. This program reflects the Company’s commitment to remaining the industry leader in optical components and modules for telecommunications during the current business downturn and to position the Company for long term growth.

o	The total cost of this program is now estimated to be $900-950 million of which $500 million was incurred through the end of the fourth quarter and the majority of the remaining amounts is expected to be charged in the first quarter of fiscal 2002. The charges recorded in the fourth quarter included $264 million in restructuring charges, $220 million in charges to cost of goods sold, and $16 million in charges to operating expenses. Included in the total costs of the Global Realignment Program are charges for obsolete inventory write-downs and accelerated depreciation, moving and employee costs related to the phasing out of certain facilities and equipment.

o	The program is expected to reduce annual expenses by $700 million from the levels experienced at the commencement of the Global Realignment Program through reductions in manufacturing capacity, employment reductions, product rationalization, and decreased discretionary spending. The Company is in the process of vacating approximately two million square feet of space, or about 30% of the Company’s total space before the downturn. The Company expects a global employment reduction of 16,000, of which approximately 9,000 was completed by June 30. Most of the remaining reductions are expected to take place in the first quarter.

        In addition to charges associated with the Global Realignment Program, the Company incurred charges of approximately $270 million for the write-down of excess inventory in the fourth quarter related to its lowered sales forecasts. All of the foregoing amounts are greater than estimates previously announced because of further reductions in sales forecasts.

        The full impact of the Global Realignment Program will phase into the Company’s income statement over the first three quarters of fiscal 2002. The goal of the program is to create a cost structure that results in breakeven financial performance at $350 million in quarterly sales.

Financial Results

        As announced in April, the Company has evaluated the carrying value of certain long-lived assets and acquired equity investments, consisting primarily of goodwill and the Company’s investment in ADVA. Pursuant to Generally Accepted Accounting Principles (GAAP), the majority of the goodwill was recorded based on stock prices at the time merger agreements were executed and announced. The Company’s policy is to assess enterprise level goodwill if the market capitalization of the Company is less than its net assets with goodwill being reduced to the extent net assets are greater than market capitalization.

        Downturns in telecommunications equipment and financial markets have created unique circumstances with regard to the assessment of long-lived assets, and the Company sought the counsel of the Staff of the Securities and Exchange Commission on the interpretation of GAAP with regard to this matter. The Company has had communications with the Staff of the SEC, and will amend its Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 to reduce the carrying value of goodwill by $38.7 billion for that quarter. In addition, the Company has recorded a $6.1 billion reduction of goodwill for the quarter ended June 30, 2001 following further declines in its market capitalization. Finally, approximately $300 million in certain amounts paid to SDL executives in connection with the acquisition which were previously recorded as acquisition costs in the quarter ended March 31, 2001 have been reclassified as a one-time charge for that period and the Company also recorded a $715 million charge for that period to write down the value of its equity investment in ADVA. Because of the significant industry downturn the Company is in the process of performing a review of its long-lived assets in accordance with GAAP, and this review may result in further charges being recorded for the fourth quarter of fiscal 2001 based on the value of such assets.

        The largest portion of the Company’s goodwill arose from the merger of JDS FITEL and Uniphase and the subsequent acquisition of SDL, E-TEK, and OCLI. The businesses associated with these business combinations remain significant operations within JDS Uniphase notwithstanding the current business downturn and change in market valuations.

        Including reduction of goodwill and purchased intangibles, merger-related charges, realized and unrealized losses on equity investments, gain on the sale of a subsidiary, purchased intangibles amortization, payroll taxes on stock option exercises, stock compensation charges, and activity related to equity method investments, the Company reported a loss of $7.9 billion or $5.99 per share for the quarter and $50.6 billion or $46.30 per share for the fiscal year ended June 30, 2001.

        On a pro forma basis, excluding reduction of goodwill and purchased intangibles, merger-related charges, realized and unrealized losses on equity investments, gain on the sale of a subsidiary, purchased intangibles amortization, payroll taxes on stock option exercises, stock compensation charges, and activity related to equity method investments, the Company reported a loss of $477 million or $0.36 per share for the fourth quarter and net income of $67 million or $0.06 per share for the year ended June 30, 2001. These results reflect the costs of the Global Realignment Program and charges for the write-down of excess inventory. The impact of pro forma adjustments listed above are summarized in the Company’s pro forma financial tables that follow in this release.

        The Company’s financial condition remained strong with $1.6 billion in cash, money market and other highly liquid fixed income securities at June 30, 2001. The Company reported $65 million in cash flow from operations for the quarter and $354 million for the fiscal year and increased its cash balances through the sale of equity securities previously held as investments.

        Guidance

        On June 14, 2001, the Company projected revenue for the first quarter of fiscal 2002 would be $450 million. The Company provides guidance based on its sales forecasts. These forecasts have been declining during the severe industry downturn and guidance was revised accordingly. The Company does not yet see any positive signs of a reversal in the downward trend in the industry and now expects first quarter revenue to be below such earlier guidance and is not currently providing guidance for the first quarter or for future periods.

The following table summarizes JDS Uniphase pro forma results for the quarter:

(in millions, except per share amounts)

                                                        Three months ended June 30,
                                                -----------------------------------------
                                                      2001                   2000
                                                ------------------     ------------------
Net sales                                             $   601              $   641
Gross profit                                          $ (234)              $   324
Income (loss) from operations                         $ (734)              $   200
Income (loss) before income taxes                     $ (723)              $   210
Net income (loss)                                     $ (477)              $   137
Net income (loss) per diluted share                   $(0.36)              $  0.14
Diluted weighted average shares outstanding           1,316.4              1,002.7
____________________

Pro forma results for the quarter ended June 30, 2001 exclude the $6,087.7 million reduction of goodwill and purchased intangibles, $11.4 million effect on gross profit related to purchase accounting adjustments of the value of inventory; $1,143.3 million of purchased intangibles amortization and in-process R&D (IPR&D) charges; $12.5 million refund of payroll taxes on stock option exercises; $562.0 million of realized and unrealized losses on equity investments; $30.4 million of non-cash stock compensation; and $30.6 million in activity related to investments accounted for under the equity method of accounting. Pro forma results for the quarter ended June 30, 2001 reflect costs of the Global Realignment Program and charges for the write-down of excess inventory. June 30, 2000 pro forma results include the separately reported results of E-TEK Dynamics Inc., which was acquired on June 30, 2000 in a transaction accounted for as a purchase. Pro forma results for the quarter ended June 30, 2000 exclude the $23.9 million effect on gross profit related to purchase accounting adjustments to the value of inventory, $546.2 million of purchased intangibles amortization and IPR&D charges, and $4.6 million of payroll taxes on stock option exercises.

        Company management will be discussing these results at 4:30 PM Eastern Time on July 26, 2001, and the session will be webcast, and archived for replay, on the JDS Uniphase website at www.jdsuniphase.com under Corporate Information / Investor Relations / Webcasts & Presentations.

        JDS Uniphase is a high technology company that designs, develops, manufactures and distributes a comprehensive range of products for the growing fiberoptic communications market. These products are deployed by system manufacturers worldwide to develop advanced optical networks for the telecommunications and cable television industries. JDS Uniphase Corporation is traded on the Nasdaq National Market under the symbol JDSU and the exchangeable shares of JDS Uniphase Canada Ltd. are traded on The Toronto Stock Exchange under the symbol JDU. More information on JDS Uniphase is available at www.jdsuniphase.com.

        This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include (a) any statements or implications regarding the Company’s ability to remain competitive and the leader in its industry, and the future prospects and growth of the Company, the industry and the economy in general; (b) statements regarding the current industry downturn, the extent and duration thereof and the Company’s response thereto; (c) statements regarding the expected level and timing of benefits to the Company from its Global Realignment Program and the expected cost thereof, including (i) the extent and timing of expected cost reductions and their impact on the Company’s financial performance, and (ii) expected reductions in manufacturing capacity and employees; (d) statements regarding our ability to engage customers, create a lower cost structure and improve our financial strength, (e) statements regarding possible additional charges to be recorded by the Company to reduce the carrying value of unamortized goodwill and other long-lived assets; (f) any statement or implication regarding our products, the demand therefor and any benefits expected therefrom; and (g) any implication or suggestion that the statement regarding breakeven financial performance at $350 million in quarterly sales represents or constitutes a revenue projection or guidance for any current or future period. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including, without limitation, the following: (1) the Company’s ongoing integration and restructuring efforts, including, among other things, the Global Realignment Program, may not be successful in achieving their expected benefits, may be insufficient to align the Company’s operations with customer demand and the changes affecting our industry, or may be more costly or extensive than currently anticipated; (2) due to the current economic slowdown, in general, and setbacks in our customers’ businesses, in particular, our ability to predict the Company’s financial performance for future periods is far more difficult than in previous periods; and (3) our ongoing efforts to reduce product costs to our customers, through, among other things, automation, improved manufacturing processes and product rationalization may be unsuccessful.

        For more information on these and other risks affecting our business, please refer to the “Risk Factors” Section included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001. The forward-looking statements contained in this news release are made as of the date hereof and we do not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

# # #

-SELECTED FINANCIAL DATA FOLLOWS-

JDS UNIPHASE CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
 (in millions, except per share data)
(unaudited)

                                                            Three months ended                Twelve months ended
                                                        June 30,         June 30,         June 30,          June 30,
                                                          2001             2000             2001              2000
                                                      -------------   ---------------  ----------------  ----------------

Net sales                                                  $ 601.1          $  524.0         $ 3,232.8         $ 1,430.4
Cost of sales                                                857.4             285.2           2,238.0             751.6
                                                      -------------   ---------------  ----------------  ----------------
Gross profit                                                (256.3)            238.8             994.8             678.8

Operating expenses:
  Research and development                                    94.4              41.2             325.9             113.4
  Selling, general and administrative                        148.1              62.1             810.3             172.9
  Amortization of purchased intangibles                    1,142.7             289.3           5,474.5             896.9
  Acquired in-process R & D                                    0.6             256.9             393.2             360.7
  Reduction of goodwill/intangibles                        6,087.7                 -          44,774.3                 -
  Restructuring charges                                      264.3                 -             264.3                 -
                                                      -------------   ---------------  ----------------  ----------------
Total operating expenses                                  7,737.8             649.5          52,042.5           1,543.9

Loss from operations                                      (7,994.1)           (410.7)        (51,047.7)           (865.1)
Gain on sale of subsidiary                                       -                 -           1,770.2                 -
Activity related to equity method investments                (30.6)                -            (883.9)                -
Interest and other income (expense), net                    (551.2)              9.1            (520.8)             35.3
                                                      -------------   ---------------  ----------------  ----------------
Loss before income taxes                                  (8,575.9)           (401.6)        (50,682.2)           (829.8)
Income tax expense                                          (686.6)             17.2            (124.2)             74.9
                                                      -------------   ---------------  ----------------  ----------------
Net loss                                                $ (7,889.3)         $ (418.8)       $(50,558.0)         $ (904.7)
                                                      =============   ===============  ================  ================
Net loss per share                                      $    (5.99)         $  (0.54)       $   (46.30)         $  (1.27)
                                                      =============   ===============  ================  ================

Number of weighted average shares outstanding              1,316.4             782.0           1,091.9             710.9

JDS UNIPHASE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
 (in millions)
(unaudited)

                                                                   June 30, 2001         June 30, 2000
                                                                 -------------------    -----------------

Current assets:
Cash, cash equivalents and short-term investments                   $   1,812.3           $  1,114.3
Accounts receivable, less allowances for doubtful accounts                477.6                381.6                                                                                                           477.6                381.6
Inventories                                                               356.3                375.4
Prepaid assets and other current assets                                   458.8                101.6
                                                                 -------------------    -----------------
Total current assets                                                    3,105.0              1,972.9

Property, plant, and equipment, net                                     1,183.3                670.7
Intangible assets                                                      12,258.4             22,337.8
Other assets                                                            1,025.5              1,407.7
                                                                 -------------------    -----------------
TOTAL ASSETS                                                         $ 17,572.2           $ 26,389.1
                                                                 ===================    =================
Current liabilities:
Accounts payable                                                     $   190.6            $   195.2
Accrued payroll and related expenses                                     133.0                 98.8
Income taxes payable                                                      30.6                108.6
Other accrued expenses                                                   423.5                244.6
Deferred income taxes                                                     63.0                    -
                                                                 -------------------    -----------------
Total current liabilities                                                840.7                647.2

Deferred tax liabilities                                                 707.4                902.1
Other non-current liabilities                                             18.0                 61.2

Stockholders' equity:
Common stock and additional paid-in capital                           68,001.2             25,898.3
Accumulated deficit and other stockholders' equity                   (51,995.1)            (1,119.7)
                                                                 -------------------    -----------------
Total stockholders' equity                                            16,006.1             24,778.6
                                                                 -------------------    -----------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $ 17,572.2           $ 26,389.1
                                                                 ===================    =================

JDS UNIPHASE CORPORATION
OPERATING SEGMENT INFORMATION
 (in millions)
(unaudited)

                                                             Three months ended               Twelve months ended
                                                          June 30,         June 30,         June 30,         June 30,
                                                            2001             2000             2001             2000
                                                       ---------------- ---------------  ---------------  ---------------

Amplification and Transmission:
Shipments                                                     $  259.1        $  211.5        $ 1,219.8         $  628.9
Intersegment sales                                                (4.3)           (3.3)           (27.2)            (4.8)
                                                       ---------------- ---------------  ---------------  ---------------
Net sales to external customers                                  254.8           208.2          1,192.6            624.1
Operating income                                                (128.1)           56.3            139.2            162.2

WDM, Switching and Thin Film Filters:
Shipments                                                        372.4           342.1          2,147.6            880.0
Intersegment sales                                               (23.3)          (26.5)          (100.2)           (73.7)
                                                       ---------------- ---------------  ---------------  ---------------
Net sales to external customers                                  349.1           315.6          2,047.4            806.3

Operating income                                                (407.5)          114.8            210.2            298.0

Net sales by reportable segments                                 603.9           523.8          3,240.0          1,430.3
All other net sales                                               (2.8)            0.2             (7.2)             0.1
                                                       ---------------- ---------------  ---------------  ---------------
                                                                 601.1           524.0          3,232.8          1,430.4
                                                       ---------------- ---------------  ---------------  ---------------

Operating income by reportable segment                          (535.6)          171.1            349.4            460.2
All other operating income                                      (198.2)           (7.0)          (295.7)            (0.5)

Unallocated amounts:
Acquisition related charges and payroll tax on stock
option exercises                                              (7,260.3)         (574.7)       (51,101.4)        (1,324.8)
Gain on sale of subsidiary and other related costs                    -               -         1,770.2                 -
Realized and unrealized losses on equity investments            (562.0)               -          (569.4)                -
Activity related to equity method investments                    (30.6)               -          (883.9)                -
Interest and other income, net                                    10.8             9.0             48.6             35.3
                                                       ---------------- ---------------  ---------------  ---------------

Loss before income taxes                                    $ (8,575.9)       $ (401.6)     $ (50,682.2)        $ (829.8)
                                                       ================ ===============  ===============  ===============

JDS UNIPHASE CORPORATION
PRO FORMA STATEMENTS OF OPERATIONS
 (in millions, except per share data)
(unaudited)

                                                                        Three months ended June 30, 2001
                                                                --------------------------------------------------
                                                                  As Reported     Pro Forma AdjustmenPro Forma*
                                                                ----------------  --------------------------------
Net sales                                                               $ 601.1              $ -          $ 601.1
Cost of sales                                                             857.4            (22.6)           834.8
                                                                ----------------  ---------------   --------------
Gross profit                                                             (256.3)            22.6           (233.7)
Operating expenses:
Research and development                                                   94.4             (6.4)            88.0
Selling, general and administrative                                       148.1             (0.3)           147.8
Purchased intangibles amortization and in-process R & D                 1,143.3         (1,143.3)               -
Reduction of goodwill/intangibles                                       6,087.7         (6,102.7)               -
Restructuring charges                                                     264.3                -            264.3
                                                                ----------------  ---------------   --------------
Total operating expenses                                                7,757.8         (7,237.7)           500.1
Income (loss) from operations                                          (7,994.1)         7,260.3           (733.8)
Activity related to equity method investments                             (30.6)            30.6                -
Interest and other income (expense), net                                 (551.2)           562.0             10.8
                                                                ----------------  ---------------   --------------
Income (loss) before income taxes                                      (8,575.9)         7,852.9           (723.0)
Income tax expense                                                       (686.6)           440.8           (245.8)
                                                                ----------------  ---------------   --------------
Net income (loss)                                                    $ (7,889.3)       $ 7,412.1         $ (477.2)
                                                                ================  ===============   ==============
Net income (loss) per share                                          $    (5.99)                         $  (0.36)
                                                                ================                    ==============
Net income (loss) per share, diluted basis                           $    (5.99)                         $  (0.36)
                                                                ================                    ==============
Number of weighted average shares outstanding                           1,316.4                           1,316.4
Number of weighted average shares and equivalents                       1,316.4                           1,316.4

                                                                                Three months ended June 30, 2000
                                                                ------------------------------------------------------------------
                                                                 JDS Uniphase         E-TEK         Pro Forma AdjustmePro Forma*
                                                                ----------------  ---------------   ------------------------------
Net sales                                                               $ 524.0          $ 122.8           $ (5.7)        $ 641.1
Cost of sales                                                             285.1             61.8            (30.2)          316.7
                                                                ----------------  ---------------   --------------   -------------
Gross profit                                                              238.9             61.0             24.5           324.4
Total operating expenses                                                  649.5             25.3           (550.2)          124.6
                                                                ----------------  ---------------   --------------   -------------
Income (loss) from operations                                            (410.6)            35.7            574.7           199.8
Interest and other income, net                                              9.1              1.2                -            10.3
                                                                ----------------  ---------------   --------------   -------------
Income  (loss) before income taxes                                       (401.5)            36.9            574.7           210.1
Income tax expense                                                         17.2             14.0             41.8            73.0
                                                                ----------------  ---------------   --------------   -------------
Net income (loss)                                                      $ (418.7)          $ 22.9          $ 532.9         $ 137.1
                                                                ================  ===============   ==============   =============
Net income per share                                                                                                      $  0.15
                                                                                                                     =============
Net income per share, diluted basis                                                                                       $  0.14
                                                                                                                     =============
Number of weighted average shares outstanding                                                                               929.4
Number of weighted average shares and equivalents                                                                         1,002.7

----------------------------------------------------------------
*Pro forma results  for the  quarter  ended June 30,  2001  exclude  the  $6,087.7  million reduction of goodwill and purchased  intangibles;  $11.4 million effect on gross profit  related to purchase  accounting  adjustments  of the value of inventory;
$1,143.3  million of  purchased  intangibles  amortization  and  in-process  R&D charges; $12.5 million refund of payroll taxes on stock option exercises; $562.0 million of realized and unrealized losses on equity  investments;  $30.4 million of  non-cash  stock  compensation;  and $30.6  million  in  activity  related to investments  accounted  for under the  equity  method of  accounting.  Pro forma results  for the  quarter  ended  June 30,  2001  reflect  costs  of the  Global
Realignment Program and charges for the write-down of excess inventory. June 30,
2000 pro forma results include the separately reported results of E-TEK Dynamics
Inc.,  which was acquired on June 30, 2000 in a  transaction  accounted for as a purchase.  Pro forma  results  for the quarter  ended June 30, 2000  exclude the
$23.9 million

JDS UNIPHASE CORPORATION
PRO FORMA STATEMENTS OF OPERATIONS
 (in millions, except per share data)
(unaudited)

                                                                       Twelve months ended June 30, 2001
                                                               ---------------------------------------------------
                                                                 As Reported      Pro Forma AdjustmenPro Forma*
                                                               ----------------   --------------------------------
Net sales                                                            $ 3,232.8              $ -         $ 3,232.8
Cost of sales                                                          2,238.0            (95.8)          2,142.2
                                                               ----------------   --------------   ---------------
Gross profit                                                             994.8             95.8           1,090.6
Operating expenses:
Research and development                                                 325.9            (17.2)            308.7
Selling, general and administrative                                      810.3           (346.2)            464.1
Purchased intangibles amortization and in-process R & D                5,867.7         (5,867.7)                -
Reduction of goodwill/intangibles                                     44,774.3        (44,774.3)                -
Restructuring charges                                                    264.3                -             264.3
                                                               ----------------   --------------   ---------------
Total operating expenses                                              52,042.5        (51,005.4)          1,037.1
Income (loss) from operations                                        (51,047.7)        51,101.2              53.5
Gain on sale of subsidiary                                             1,770.2         (1,770.2)                -
Activity related to equity method investments                           (883.9)           883.9                 -
Interest and other income (expense), net                                (520.8)           569.4              48.6
                                                               ----------------   --------------   ---------------
Income (loss) before income taxes                                    (50,682.2)        50,784.3             102.1
Income tax expense                                                      (124.2)           158.9              34.7
                                                               ----------------   --------------   ---------------
Net income (loss)                                                  $ (50,558.0)      $ 50,625.4            $ 67.4
                                                               ================   ==============   ===============
Net income (loss) per share                                        $    (46.30)                            $ 0.06
                                                               ================                    ===============
Net income (loss) per share, diluted basis                         $    (46.30)                            $ 0.06
                                                               ================                    ===============
Number of weighted average shares outstanding                          1,091.9                            1,091.9
Number of weighted average shares and equivalents                      1,091.9                            1,130.3

                                                                               Twelve months ended June 30, 2000
                                                               ------------------------------------------------------------------
                                                                JDS Uniphase          E-TEK        Pro Forma AdjustmePro Forma*
                                                               ----------------   --------------   ------------------------------
Net sales                                                            $ 1,430.4          $ 346.2            $ (5.8)     $ 1,770.8
Cost of sales                                                            751.6            174.2             (55.4)         870.4
                                                               ----------------   --------------   ---------------  -------------
Gross profit                                                             678.8            172.0              49.6          900.4
Total operating expenses                                               1,543.9             69.9          (1,274.8)         339.0
                                                               ----------------   --------------   ---------------  -------------
Income (loss) from operations                                           (865.1)           102.1           1,324.4          561.4
Interest and other income, net                                            35.3              6.1              (0.1)          41.3
                                                               ----------------   --------------   ---------------  -------------
Income  (loss) before income taxes                                      (829.8)           108.2           1,324.3          602.7
Income tax expense                                                        74.9             41.2              93.1          209.2
                                                               ----------------   --------------   ---------------  -------------
Net income (loss)                                                     $ (904.7)          $ 67.0         $ 1,231.2        $ 393.5
                                                               ================   ==============   ===============  =============
Net income per share                                                                                                     $  0.46
                                                                                                                    =============
Net income per share, diluted basis                                                                                      $  0.42
                                                                                                                    =============
Number of weighted average shares outstanding                                                                              854.1
Number of weighted average shares and equivalents                                                                          930.4

---------------------------------------------------------------
*Pro forma results for the year ended June 30, 2001 exclude the $44,774.3 million reduction of goodwill and  intangibles,  $71.5 million  effect on gross profit  related to purchase accounting  adjustments of the value of inventory;  $5,867.7 million of purchased intangibles  amortization and in-process R&D charges; $30.1 million of payroll  taxes on  stock  option  exercises;  $569.4  million  of  realized  and unrealized  losses  on  equity  investments;  $1,768.1  million  gain on sale of subsidiary and related costs; $355.5 million of non-cash stock compensation; and
$883.9 million in activity related to investments accounted for under the equity method of accounting. Pro forma results for the year ended June 30, 2001 reflect costs of the Global Realignment Program and charges for the write-down of excess inventory.  June 30,  2000 pro forma  results  include the  separately  reported results  of E-TEK  Dynamics  Inc.,  which  was  acquired  on June 30,  2000 in a transaction accounted for as a purchase. Pro forma results for the year ende